Exhibit 10.1

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is entered into as of November 21, 2008 and effective as of November 17, 2008, by and among NitroMed, Inc., a Delaware corporation (“Seller”), and CC/R Holdings LP, CC/Q Partners LP, Care Capital Investments II LP and Care Capital Offshore Investments II LP (each a “Stockholder” and collectively, the “Stockholders”) and JHP Pharmaceuticals, LLC, a Delaware limited liability company (“Buyer”).

INTRODUCTION

A.            Concurrently with the execution and delivery of this Agreement, Seller and Buyer are entering into a Purchase and Sale Agreement (the “Purchase Agreement”) pursuant to which, among other things, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, all of Seller’s right, title and interest in and to all of the Acquired Assets, free and clear of any and all Security Interests, and Buyer shall assume from Seller and be responsible for the Assumed Liabilities. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

B.            As of the date hereof, each Stockholder is the record and beneficial owner of that number of shares of common stock of Seller, $0.01 par value per share (“Common Stock”), or any other shares of capital stock of Seller, or any other securities exercisable or exchangeable for, or convertible into, capital stock of Seller, or other right to acquire any securities of Seller, in each case as set forth opposite such Stockholder’s name on Schedule I attached hereto (such shares of Common Stock and such other securities collectively referred to as the “Existing Securities,” and together with all additional securities of Seller, including all additional shares of capital stock of Seller, or any other securities exercisable or exchangeable for, or convertible into, capital stock of Seller, or other right to acquire any securities of Seller, which such Stockholder acquires beneficial ownership of after the date hereof, collectively referred to as “Seller Securities”). For purposes hereof, the term “beneficial owner,” “beneficial ownership” or “beneficially own” with respect to Seller Securities has the meaning determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

C.            As a condition to, and in reliance upon, entering into the Purchase Agreement, Buyer has required each Stockholder to agree, and each Stockholder has agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the preliminary statements above and of the mutual agreements, covenants, representations, and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:

ARTICLE I
VOTING MATTERS

Section 1.1  Agreement to Vote.  Each Stockholder severally with respect to itself covenants and agrees that, at any meeting of the stockholders of Seller (including the Seller Stockholders’ Meeting) however called, or any adjournment or postponement thereof, such Stockholder shall (i) appear, in person or by proxy, or otherwise cause such Stockholder’s Seller Securities to be duly counted as present thereat for purposes of establishing a quorum, and (ii) vote (or cause to be voted), in person or by proxy, or, in case of stockholders’ action taken by written consent, deliver (or cause to be delivered) a written consent covering all of the Seller Securities beneficially owned by such Stockholder as of the applicable record date (i) in favor of the Voting Proposal and (ii) against any Acquisition Proposal. Any such vote shall be cast or written consent shall be given by such Stockholder in accordance with such procedures relating thereto.

Section 1.2  Irrevocable Proxy.  Each Stockholder hereby irrevocably appoints Buyer as its proxy and attorney-in-fact to vote all Seller Securities solely on the matters described in Section 1.1 (the “Proxy”). Each Stockholder hereby acknowledges and agrees that the Proxy (i) is given in connection with the execution of the Purchase Agreement, (ii) is given to secure the performance of such Stockholders obligations hereunder, and (iii) is coupled with an interest (for purposes of the Delaware General Corporation Law and otherwise) and may under no circumstances be revoked. The Proxy shall automatically terminate without any further action of the parties upon the valid termination of this Agreement.

Section 1.3  Further Assurances.  From time to time, at Buyer’s request and without further consideration, each Stockholder, at such Stockholder’s own expense, agrees to execute and deliver any other agreement, form or document and take all such further actions as may be reasonably necessary to carry out and give effect to the provisions of this Agreement, including the grant of the Proxy.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1  Stockholder Representations and Warranties.  Each Stockholder severally with respect to itself hereby represents and warrants to Buyer as follows:

(a)           Such Stockholder is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction under which it was organized. Such Stockholder has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement has been duly and validly authorized by the governing body, if any, of such Stockholder and no other proceedings on the part of such Stockholder are necessary to authorize or consummate this Agreement. This Agreement has been duly and validly executed and delivered by such Stockholder, and (assuming the due authorization, execution and delivery hereof by the other parties) constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and of general principles of equity.

(b)           The execution, delivery and performance by such Stockholder of this Agreement does not and will not contravene, require any consent or approval under, conflict with, constitute a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, result in or give to any Person any right of payment or reimbursement, termination, cancellation, modification or acceleration, loss of a material benefit under or result in the creation or imposition of any lien upon any of Seller Securities or other assets or properties of such Stockholder under, any of the terms, conditions or provisions of (i) the organizational documents, if any, of such Stockholder, (ii) any Laws binding upon or applicable to such Stockholder or by which any of its assets or properties is bound or (iii) any material contract to which such Stockholder is a party or by which any of its assets or properties is bound.

(c)           The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not, require any consent, approval, authorization, or filing with or notification to, any government entity by such Stockholder, except as may be required under the Exchange Act.

(d)           Such Stockholder (i) is the record and beneficial owner of Seller Securities adjacent to such Stockholder’s name on Schedule I, (ii) has good, valid and marketable title to such Seller Securities free and clear of any liens, encumbrances, restrictions or claims of any kind (except as provided by this Agreement) (iii) has sole voting and dispositive power over such Seller Securities, and (iv) as of the date hereof, is not directly or indirectly the record or beneficial owner of any other securities of Seller, including all additional shares of capital stock of Seller, or any other securities exercisable or exchangeable for, or convertible into, capital stock of Seller, or other right to acquire any securities of Seller, other than Seller Securities adjacent to such Stockholder’s name on Schedule I.

(e)           None of the Seller Securities adjacent to such Stockholder’s name on Schedule I is subject to any voting trust or other Contract with respect to the voting thereof, and no proxy, power-of-attorney or other authorization has been granted with respect to such Seller Securities (except as provided by this Agreement).

(f)            Such Stockholder understands and acknowledges that Buyer is entering into the Purchase Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement.

ARTICLE III
OTHER AGREEMENTS

Section 3.1  Limitation on Transfer; Stop Transfer Order.  Each Stockholder severally with respect to itself agrees, either directly or indirectly, (i) not to sell, assign, pledge, encumber, transfer or otherwise dispose of any Seller Securities or any interest therein, (ii) not to subject any Seller Securities to any voting trust or other Contract with respect to the voting thereof, or grant any proxy, power-of-attorney or other authorization with respect to any Seller Securities or not to enter into any voting or similar agreement or arrangement with respect to any Seller Securities (except as provided by this Agreement), and (iii) not to otherwise knowingly take, or knowingly permit to occur, any other action with respect to any Seller Securities that would in any way restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder or the transactions contemplated hereby.

Section 3.2  Additional Shares.  Each Stockholder severally with respect to itself agrees (i) to promptly notify Buyer of the number of any additional Seller Securities acquired by such Stockholder, if any, after the date hereof and (ii) that any such additional Seller Securities shall be subject to the terms of this Agreement as though beneficially owned by the Stockholder on the date hereof.

Section 3.3  Stock Dividends, etc.  In the event of a stock split, stock dividend or distribution, or any change in the Common Stock or any other securities of Seller by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange or the like, the term “Seller Securities” shall be deemed to refer to and include such shares as well as any and all securities into which or for which any or all of such shares may be changed or exchanged or which are issued or received in such transaction.

Section 3.4  Acquisition Proposals.  Except as otherwise provided in Section 4.4 of the Purchase Agreement, each Stockholder, severally, with respect to itself, agrees not to, and such Stockholder shall cause its Representatives not to: (i) solicit, initiate or knowingly facilitate or encourage any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal; (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any non public information for the purpose of encouraging or facilitating, any Acquisition Proposal, or (iii) enter into any agreement or agreement in principle with any Person that has made an Acquisition Proposal or such a proposal, inquiry or request or with any of such Person’s Affiliates or subsidiaries or any of its or their Representatives.

Section 3.5  No Other Relationships.  Each Stockholder hereby represents to Buyer that, other than the beneficial ownership of Seller Securities, such Stockholder has no other arrangement or agreement, whether written or otherwise, with Seller which would prohibit, restrict or otherwise impair, or is reasonably expected to prohibit, restrict or otherwise impair, the ability of Seller or any stockholder of Seller, including such Stockholder, to perform the obligations of such person hereunder or the Seller under the Purchase Agreement.

Section 3.6  Fiduciary Duties.  Each Stockholder is signing this Agreement solely in such Stockholder’s capacity as a beneficial owner of the Stockholder’s Seller Securities, and, to the extent that such Stockholder (or an officer or director of such Stockholder) is a director or officer of Seller, nothing herein shall prohibit, prevent or preclude such officer or director of Stockholder from taking or not taking any action in his or her capacity as an officer or director of Seller, to the extent permitted by the Purchase Agreement.

ARTICLE IV
GENERAL

Section 4.1  Termination.  This Agreement shall terminate automatically upon the earliest of (i) the Closing, (ii) the valid termination of the Purchase Agreement and payment and satisfaction by Seller of all obligations to Buyer, if any, under Article VIII of the Purchase Agreement or (iii) February 16, 2009. The termination of this Agreement shall not affect or limit the liability of each Stockholder for any breach or default prior to the termination of this Agreement.

Section 4.2  Third Party Beneficiaries.  The terms and provisions of this Agreement are intended solely for the benefit of Buyer and its successors and permitted assigns, and no provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 4.3  Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given,

If to Buyer:	Copy to:

JHP Pharmaceuticals, LLC	Blank Rome LLP
19 Fox Hedge Road	One Logan Square
Saddle River, NJ 07458	Philadelphia, PA 19103
Telecopy: 973-658-3580	Telecopy: 215-832-5404
Attention: Peter Jenkins, CEO	Attention: James R. Staiger, Esq.

If to Seller:	Copy to

NitroMed, Inc.	WilmerHale
45 Hayden Avenue, Suite 300	60 State Street
Lexington, MA 02421	Boston, MA 02109
Telecopy: 781-274-8080	Telecopy: 617-526-5000
Attention: Ken Bate, CEO	Attention: Steven D. Singer, Esq.

if to the Stockholders, to such address as is set forth on Schedule I, or such other address or facsimile number as a party may hereafter specify for the purpose by notice to the other parties hereto. Each notice, request or other communication shall be effective only if delivered personally, telecopied (upon telephonic confirmation of receipt), on the first business day following the date of dispatch if delivered by a recognized next day courier service or on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.

Section 4.4  Fees and Expenses.  Except as otherwise specifically provided herein and subject to the Purchase Agreement, all fees and expenses incurred in connection herewith and the transactions contemplated hereby shall be paid by the party incurring such expenses.

Section 4.5  Amendments.  This Agreement may not be amended or modified other than by an instrument in writing signed by Seller, each Stockholder, and Buyer.

Section 4.6  Successors and Assigns.  The provisions of this Agreement shall be binding upon the parties hereto, inure to the benefit of the parties hereto and their respective successors and assigns. No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto. Any purported assignment in violation hereof shall be null and void.

Section 4.7  Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 4.8  Governing Law.  This Agreement shall be construed in accordance with and governed by the internal Laws of the State of Delaware applicable to contracts executed and fully performed within the State of Delaware, notwithstanding any conflict of laws provisions to the contrary.

Section 4.9  Enforcement of Agreement.  The parties acknowledge and agree that each other party could be damaged irreparably if any of the provisions of this Agreement are not performed in accordance with their specific terms. Accordingly, each of the parties agrees that, (i) it will waive, in any action for specific performance, the defense of adequacy of a remedy at Law, and (ii) in addition to any other right or remedy to which the parties may be entitled, at Law or in equity, the parties will be entitled to seek to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

Section 4.10  Jurisdiction.  Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in the Court of Chancery of the State of Delaware or, if such court does not have jurisdiction over the subject matter of such proceeding or if such jurisdiction is not available, in the United States District Court for the District of Delaware, and each of the parties hereby consents to the exclusive jurisdiction of those courts (and of the appropriate appellate courts therefrom) in any suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding in any of those courts or that any suit, action or proceeding that is brought in any of those courts has been brought in an inconvenient forum. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the named courts. Without limiting the foregoing, each party agrees that service of process on it by notice as provided in Section 4.3 shall be deemed effective service of process.

Section 4.11  Entire Agreement.  This Agreement, together with Schedule I attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

Section 4.12  Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 4.13  Headings; Construction.  The section and article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement the word “including” shall mean “including without limitation,” whether or not expressed and any reference herein to a section or schedule refers to a section or schedule to this Agreement, unless otherwise stated.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SELLER:	NITROMED, INC.

	By:	/s/ Kenneth M. Bate
Name: Kenneth M. Bate
Title: President, Chief Executive Officer and Interim Chief Financial Officer

STOCKHOLDERS:

CC/R HOLDINGS LP

	By:	/s/ David R. Ramsay
Name:
Title:

CC/Q PARTNERS LP

	By:	/s/ David R. Ramsay
Name:
Title:

CARE CAPITAL INVESTMENTS II LP

	By:	/s/ David R. Ramsay
Name:
Title:

CARE CAPITAL OFFSHORE INVESTMENTS II LP

	By:	/s/ David R. Ramsay
Name:
Title:

BUYER	JHP PHARMACEUTICALS., LLC

	By:	/s/ Peter Jenkins
Name: Peter Jenkins
Title: CEO

SIGNATURE PAGE TO VOTING AGREEMENT